
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE FORM
S-1 REGISTRATION STATEMENT OF COINMACH LAUNDRY CORPORATION AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              6-MOS                   6-MOS
<FISCAL-YEAR-END>                          MAR-29-1996             SEP-29-1995
<PERIOD-START>                             SEP-30-1995             APR-05-1995
<PERIOD-END>                               MAR-29-1996             SEP-29-1995
<CASH>                                          19,858                  10,311
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    5,758<F1>               4,392<F1>
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      4,443                   3,902
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         102,208                  91,026
<DEPRECIATION>                                  19,509                  10,320
<TOTAL-ASSETS>                                 249,148<F2>             241,433<F2>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        201,655<F3>             170,554<F3>
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        17,903                  17,903
<OTHER-SE>                                    (18,719)                 (7,271)
<TOTAL-LIABILITY-AND-EQUITY>                   249,148                 241,433
<SALES>                                              0<F4>                   0<F4>
<TOTAL-REVENUES>                                89,070                  89,719
<CGS>                                                0<F5>                   0<F5>
<TOTAL-COSTS>                                   60,536                  62,905
<OTHER-EXPENSES>                                20,056                  22,974
<LOSS-PROVISION>                                     0<F6>                   0<F6>
<INTEREST-EXPENSE>                              11,999                  11,818
<INCOME-PRETAX>                                (3,521)                 (7,978)
<INCOME-TAX>                                     (998)<F7>             (1,862)<F7>
<INCOME-CONTINUING>                            (2,523)                 (6,116)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                (8,925)                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                  (11,448)<F9>             (6,116)<F9>
<EPS-PRIMARY>                                   (1.51)<F8>               (.81)<F8>
<EPS-DILUTED>                                        0                       0

<F1>Receivables are less allowances of $454 and $360, for the 6 months ended
March 29, 1996 and September 29, 1995, respectively.
<F2>Includes Advance Rental Payments of $20,320 and $19,772, Contract Rights of
$59,745 and $63,801, and Goodwill of $44,071 and $45,231, each net of accumulated amortization, for the 6 months ended March 29, 1996 and the period ended September 29, 1995, respectively.
<F3>Includes Debt outstanding under the long term credit facility of $42,880, for the period ended September 29, 1995.
<F4>Total Revenues include Sales of laundromats and equipment of $8,625 and $8,602, for the 6 months ended March 29, 1996 and the period ended September 29, 1995, respectively.
<F5>Total Costs include Cost of Goods Sold of $6,011 and $6,139, for the 6 months ended March 29, 1996 and the period ended September 29, 1995, respectively.
<F6>Total costs include a Provision for Bad Debt of $87 and $108, for the 6 months ended March 29, 1996 and the period ended September 29, 1995, respectively.
<F7>The provision (benefit) for income taxes consists of $50 and $420 currently payable and ($1,048) and ($2,282) deferred, for the 6 months ended March 29,
1996 and the period ended September 29, 1995, respectively.
<F8>The components are EPS before extraordinary item of ($.33) and ($.81), and EPS of extraordinary item of ($1.18) and $0, for the 6 months ended March 29, 1996 and the period ended September 29, 1995, respectively.
<F9>In addition, EBITDA (earnings before interest, income taxes, depreciation and amortization) of $26,690 and $22,156, was generated for the reported periods.
EBITDA is a meaningful measure of a company's ability to service debt.

